As filed with the Securities and Exchange Commission on October 19, 2010

Registration No. 333-169974

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Diana Containerships Inc.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	4412
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Pendelis 16

175 64 Palaio Faliro

Athens, Greece

011 30 210 947 0000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

212-574-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary J. Wolfe, Esq.

Edward S. Horton, Esq.

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

(212) 574-1200

(212) 480-8421—Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐	Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

☐	Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01	2,558,997	$15.00(1)	$38,384,955(2)	$2,737(3)
Preferred Stock Purchase Rights(4)
Total	2,558,997	$15.00	$38,384,955	$2,737(5)

(1)	Based upon the book value of the Common Stock as of October 15, 2010.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) of the Securities Act of 1933, as amended (the “Securities Act”), based upon the book value of the Common Stock as of October 15, 2010 as no market presently exists for the registrant’s common shares.
(3)	Determined in accordance with Section 6(b) of the Securities Act to be $2,737, which is equal to 0.00007130 multiplied by the proposed maximum aggregate offering price of $38,384,995.
(4)	Preferred stock purchase rights are not currently separable from the common stock and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the common stock.
(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Diana Containerships Inc. is filing this amendment to the registration statement on Form F-4 (Registration No. 333-169974), filed with the U.S. Securities and Exchange Commission on October 15, 2010 (the “Registration Statement”), solely for the purpose of including the legal opinion filed as Exhibit 5.1 to the Registration Statement. No other changes have been made to the Registration Statement or the prospectus contained therein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.	Exhibits and Financial Statement Schedules

(a)  Exhibits

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately preceding such exhibits, which index to exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Greece, on October 19, 2010.

DIANA CONTAINERSHIPS INC.

By:	/s/ Ioannis Zafirakis
Name:	Ioannis Zafirakis
Title:	Director, Chief Operating Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/*	Chief Executive Officer, Chairman and Director (principal executive officer)	October 19, 2010
Symeon Palios

/s/*	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	October 19, 2010
Andreas Michalopoulos

/s/*	Director and President	October 19, 2010
Anastasios Margaronis

/s/*	Director, Chief Operating Officer and Secretary	October 19, 2010
Ioannis Zafirakis

/s/*	Director	October 19, 2010
Konstantinos Fotiadis

/s/*	Director	October 19, 2010
Antonios Karavias

/s/*	Director	October 19, 2010
Nikolaos Petmezas

/s/*	Director	October 19, 2010
Reidar Brekke

*By:	/s/ Gary J. Wolfe
Gary J. Wolfe, as attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of Athens, Country of Greece, October 19, 2010.

BULK CARRIERS (USA) LLC

BY:	Diana Shipping Inc., its Sole Member

BY:	/s/ Ioannis Zafirakis
Ioannis Zafirakis
Director, Executive Vice President and Secretary
Authorized Representative in the United States

EXHIBIT INDEX

Number	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation of the Company*

3.2	Amended and Restated Bylaws of the Company*

4.1	Form of Share Certificate*

4.2	Registration Rights Agreement dated April 6, 2010 by and among the Company, FBR Capital Markets & Co. and Diana Shipping Inc.*

4.3	Stockholders Rights Agreement, dated August 2, 2010 by and between the Company and Mellon Investor Services LLC*

4.4	Statement of Designations of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Diana Containerships Inc., dated August 2, 2010.*

5.1	Legality Opinion of Seward & Kissel LLP

8.1	Tax Opinion of Seward & Kissel LLP*

10.1	2010 Equity Incentive Plan*

10.2	Administrative Services Agreement*

10.3	Broker Services Agreement*

10.4	Form of Vessel Management Agreement*

10.5	Non-Competition Agreement with Diana Shipping Inc.*

10.6	Loan Agreement, dated July 7, 2010, by and between Likiep Shipping Company Inc. and Orangina Inc., as Borrowers, and DnB NOR Bank ASA*

21.1	List of Subsidiaries*

23.1	Consent of Independent Registered Public Accounting Firm (Ernst & Young (Hellas))*

23.2	Consent of Drewry Shipping Consultants Ltd.*

24	Power of Attorney*

99.1	Form of Letter of Transmittal*

99.2	Form of Notice of Guaranteed Delivery*

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*

99.4	Form of Letter to Clients*

*	Previously filed

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